CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Fixed Income Trust:


We consent to the use of our report, dated July 31, 1998, for Evergreen Short-Intermediate Bond Fund, Evergreen Intermediate Term Government
Securities Fund, Evergreen Capital Preservation and Income Fund and Evergreen Intermediate Term Bond Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the
prospectuses and   "Independent   Auditors"  in  the   statement  of  additional
information.


                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


Boston, Massachusetts
October 26, 1998